Exhibit 99.1

Kellogg Company
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050
Jamie Duies, CFA (269) 961-2486

Media Contact:
Kris Bahner, (269) 961-3799

KELLOGG COMPANY ANNOUNCES SEPARATION OF TWO BUSINESSES
AS BOLD NEXT STEPS IN PORTFOLIO TRANSFORMATION

•The Company plans to separate into three independent companies, by spinning off its U.S., Canadian, and Caribbean cereal and plant-based businesses, which collectively represented approximately 20% of its net sales in 2021

•The remaining business, which represented about 80% of net sales in 2021, is focused on global snacking, international cereal and noodles, and North America frozen breakfast

•This transaction represents another bold action toward transforming Kellogg’s portfolio to further enhance performance and value

•The proposed separations create greater strategic, operational, and financial focus for each company and its stakeholders, and will build on Kellogg’s current momentum

BATTLE CREEK, Mich. – June 21, 2022 – Kellogg Company (NYSE: K) today announced that its Board of Directors has approved a plan to separate its North American cereal and plant-based foods businesses, via tax-free spin-offs, resulting in three independent public companies, each better positioned to unlock their full standalone potential. The three companies, whose names will be determined later, would be the following:

•“Global Snacking Co.”, with about $11.4 billion* in net sales, will be a leading company in global snacking, international cereal and noodles, and North America frozen breakfast, with iconic, world-class brands and strong underlying growth momentum and profitability;

•“North America Cereal Co.”, with about $2.4 billion* in net sales, will be a leading cereal company in the U.S., Canada, and Caribbean, with a portfolio of iconic, world-class brands and compelling opportunities for investment and profit growth; and

•“Plant Co.”, with about $340 million* in net sales, will be a leading, profitable, pure-play plant-based foods company, anchored by the MorningStar Farms brand, with a significant opportunity to capitalize on strong long-term category prospects by investing further in North America penetration and future international expansion.

“Kellogg has been on a successful journey of transformation to enhance performance and increase long-term shareowner value. This has included re-shaping our portfolio, and today’s announcement is the next step in that transformation,” said Steve Cahillane, Kellogg Company’s Chairman and Chief Executive Officer. “These businesses all have significant standalone potential, and an enhanced focus will enable them to better direct their resources toward their distinct strategic priorities. In turn, each business is expected to create more value for all stakeholders, and each is well positioned to build a new era of innovation and growth.”

Strategic Rationale

In recent years, the Company has transformed its portfolio into one that has expanded geographically and shifted toward growing businesses, particularly in snacking categories. To achieve this, it has directed resources and investments toward growth categories and markets around the world, made several acquisitions and partnerships in emerging markets, and strengthened its snacks business through acquisitions, divestitures, and the freeing up of resources by exiting from direct-store delivery. The successful execution of these actions has expanded Kellogg’s portfolio, resulting in a scaled global snacking business and significant emerging markets presence, complemented by strong and profitable breakfast and plant-based foods businesses. The outcome of these strategic actions has been improved growth in recent years, with momentum sustained into 2022.

After several years of transformation and improving results, the Company believes it is the right time to separate these businesses so they may pursue their particular strategic priorities.

As independent companies, all three businesses will be better positioned to:

•Focus on their distinct strategic priorities, with financial targets that best fit their own markets and opportunities;
•Execute with increased agility and operational flexibility, enabling more focused allocation of capital and resources in a manner consistent with those strategic priorities;
•Realize improved outlooks for profitable growth; and
•Shape distinctive corporate cultures, rooted in Kellogg Company’s strong values, and rewarding career paths for employees of each company.

The three companies, discussed under temporary names, will be:

Global Snacking Co.
The planned separations will result in a Global Snacking Co. that is expected to enhance its leadership position in the global snacking, international cereal and noodles, and North America frozen breakfast categories, by focusing investments and capital toward building upon its strong growth momentum and profitability.

Kellogg Company’s three international regions – Europe, Latin America, and Asia Pacific, Middle East, and Africa (“AMEA”) – will remain almost entirely intact within Global Snacking Co. Steve Cahillane will remain Chairman and Chief Executive Officer of Global Snacking Co.

Overview
•Global Snacking Co. had estimated 2021 net sales of $11.4 billion* and estimated EBITDA of approximately $2.0 billion* on an adjusted basis, based on preliminary allocation assumptions.
•Nearly 60% of its net sales come from global snacks, participating in growing categories and led by iconic, world-class brands including Pringles, Cheez-It, Pop-Tarts, Kellogg’s Rice Krispies Treats, Nutri-Grain, and RXBAR, among others.
•Less than a quarter of its net sales come from cereal in international markets, featuring world-class brands such as Kellogg’s, Frosties / Zucaritas, Special K, Tresor / Krave, Coco-Pops, and Crunchy Nut, among others. By remaining with Global Snacking Co., this international cereal business provides scale, continuity, and growth for the company’s Europe, Latin America, and AMEA Regions.
•About 10% of its net sales come from noodles in Africa, a rapidly expanding business.
•The remainder, less than 10% of its net sales, comes from frozen breakfast and the world-class Eggo brand.
•Geographically, North America will represent just under half of net sales, emerging markets about 30% of net sales, and developed international markets more than 20% of net sales.

Outlook
•This business is expected to be a higher-growth company than today’s Kellogg Company, featuring a more growth-oriented portfolio and aided by more focused resources and attention to brand building, innovation, and international expansion of world-class brands, and to building scale in emerging markets.
•This business is expected to expand profit margins through operating leverage, revenue growth management, productivity, and increasing emerging-markets scale.

North America Cereal Co.
The Company plans to separate North America Cereal Co. as an independent business through a tax-free spin-off. North America Cereal Co. is a leader in cereal in the U.S., Canada, and Caribbean, with beloved brands, a heritage of innovation, and more than a century of operational success. As a standalone company, North America Cereal Co. will have greater strategic focus and operational flexibility, and will direct capital and resources toward unlocking growth, regaining category share, and restoring and expanding profit margins.

The proposed management team for North America Cereal Co. will be announced at a later date.

Overview
•North America Cereal Co. had estimated 2021 net sales of $2.4 billion* and estimated EBITDA of approximately $250 million* on an adjusted-basis, based on preliminary allocation assumptions.
•The business is focused on ready-to-eat cereal in the U.S., Canada, and Caribbean.
•North America Cereal Co.’s portfolio is comprised of iconic, world-class brands such as Kellogg’s, Frosted Flakes, Froot Loops, Mini-Wheats, Special K, Raisin Bran, Rice Krispies, Corn Flakes, Kashi and Bear Naked.

Outlook
•Near term, North America Cereal Co. will be focused on the restoration of inventory, profit margins, and share position following 2021 supply disruptions.
•Longer term, it will focus resources and strengthen the business through enhancing its portfolio, operating capabilities, and productivity.
•This business is expected to generate stable net sales over time, with improving profit margins that will drive profit growth, higher cash flow, and increased return on invested capital.

Plant Co.
The Company intends to separate Plant Co. as an independent business through a tax-free spin-off, while also exploring other strategic alternatives, including a possible sale.

Anchored by the leading MorningStar Farms brand, Plant Co. will be a profitable, pure-play, plant-based foods company. This business offers a full portfolio of plant-based offerings across multiple product segments and eating occasions. Kellogg has grown MorningStar Farms steadily since its acquisition over 20 years ago, and the brand now has the highest share and household penetration in the frozen vegetarian/vegan category.

The proposed management team for Plant Co. will be announced at a later date.

Overview
•Plant Co. had estimated 2021 net sales of $340 million and estimated EBITDA of approximately $50 million* on an adjusted-basis, based on preliminary allocation assumptions.
•The business is currently focused on the U.S., Canada, and Caribbean.
Outlook
•As an independent business, Plant Co. will have the opportunity to build on its strong base of growth and profitability, focusing its resources and investments towards capitalizing on strong category prospects, by building awareness and penetration in North America, and expanding internationally in the future.
•The business is expected to accelerate net sales growth over time, from previously disclosed portfolio-segment assumptions.

* All net sales and adjusted-basis EBITDA figures are based on the Company’s 2021 unaudited results derived from internal management reporting, further adjusted for splits by brands and markets, as well as preliminary cost and expense allocations, including corporate expenses; these figures will be refined prior to the transactions. Please refer to the reconciliations of adjusted-basis EBITDA, a non-GAAP financial measure, to reported operating profit in this press release.

Headquarters Locations

North America Cereal Co. and Plant Co. will both remain headquartered in Battle Creek, Michigan. Global Snacking Co. will maintain dual campuses in Battle Creek and Chicago, Illinois, with its corporate headquarters located in Chicago. Kellogg Company’s three international regions’ headquarters in Europe, Latin America, and AMEA will remain in their current locations.

Transaction Details, Timing, and Future Updates

The proposed spin-offs are intended to result in tax-free distributions of North America Cereal Co. and Plant Co. shares to Kellogg Company shareowners. Shareowners would receive shares in the two spin-off entities on a pro-rata basis relative to their Kellogg holdings at the record date for each spin-off.

We expect the North America Cereal Co. spin-off may precede that of Plant Co., with both currently targeted to be completed by the end of 2023. The transactions will follow the satisfaction of customary conditions, including reviews and final approval by Kellogg’s Board of Directors, receipt of an Internal Revenue Service ruling and relevant tax opinions with respect to the tax-free nature of the transactions, effectiveness of appropriate filings with the U.S. Securities and Exchange Commission, and the completion of audited financials of the independent companies.

Capital structures, dividends, governance, and other matters for each business will be announced at a later date. Management is committed to maintaining an investment-grade credit rating for Global Snacking Co. after the separations. In addition, the Company expects to maintain a strong aggregate dividend and return-on-capital profile across the three businesses. The independent dividend and capital structure policies for each business are expected to be competitive relative to their relevant peer sets.

The Company will begin incurring pretax expenses related to executing the transactions and setting up the companies. To ensure visibility into the ongoing results of the businesses, the Company will disclose these up-front costs and exclude them from its adjusted-basis results in its external reporting.

Goldman Sachs is serving as lead financial advisor, along with Morgan Stanley & Co. LLC, and Kirkland & Ellis LLP is acting as legal advisor.

The Company will provide updates throughout the process leading to the transactions. A dedicated website providing ongoing information about the transaction is available at unleashingourpotential.com.

Conference Call / Webcast

Kellogg Company will host a conference call/webcast to discuss the strategic rationale, the transaction timeline, and the resultant entities this morning, June 21, 2022, at 9:00am Eastern Daylight Time. The conference call and accompanying presentation slides will be webcast live over the internet at http://investor.kelloggs.com. Information regarding the rebroadcast is also available at http://investor.kelloggs.com.

About Kellogg Company

At Kellogg Company (NYSE: K), our vision is a good and just world where people are not just fed but fulfilled. We are creating better days and a place at the table for everyone through our trusted food brands. Our beloved brands include Pringles®, Cheez-It®, Special K®, Kellogg's Frosted Flakes®, Pop-Tarts®, Kellogg's Corn Flakes®, Rice

Krispies®, Eggo®, Mini-Wheats®, Kashi®, RXBAR®, MorningStar Farms® and more. Net sales in 2021 were nearly $14.2 billion, comprised principally of snacks as well as convenience foods like cereal, frozen foods, and noodles. As part of our Kellogg’s® Better Days ESG strategy, we’re addressing the interconnected issues of wellbeing, climate and food security, creating Better Days for 3 billion people by the end of 2030. Visit www.KelloggCompany.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Forward-looking statements include predictions of future results or activities and may contain the words “expect,” “believe,” “will,” “can,” “anticipate,” “estimate,” “project,” “should,” or words or phrases of similar meaning, including but not limited to: The anticipated separation of the Company’s North American cereal and plant-based foods businesses, future operating and financial performance, product development, market position and business strategy. The viewer is cautioned not to rely on these forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the ability to effect the transactions described above and to meet the conditions related thereto, (2) the ability of the separated companies to each succeed as a standalone publicly traded company, (3) potential uncertainty during the pendency of the transactions that could affect the Company’s financial performance, (4) the possibility that the transactions will not be completed within the anticipated time period or at all, (5) the possibility that the transactions will not achieve their intended benefits, (6) the possibility of disruption, including changes to existing business relationships, disputes, litigation or unanticipated costs in connection with the transactions, (7) uncertainty of the expected financial performance of the Company or the separated companies following completion of the transactions, (8) negative effects of the announcement or pendency of the transactions on the market price of the Company’s securities and/or on the financial performance of the Company, (9) evolving legal, regulatory and tax regimes, (10) changes in general economic and/or industry specific conditions, (11) actions by third parties, including government agencies and (12) other risk factors as detailed from time to time in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K, periodic Quarterly Reports on Form 10-Q, periodic Current Reports on Forms 8-K and other documents filed with the SEC. Copies of these filings are available online at www.sec.gov, www.investor.kelloggs.com or on request from the Company. The foregoing list of important factors is not exclusive. Any forward-looking statement made in this press release speaks only as of the date of this press release. The Company does not undertake to update any forward-looking statement as a result of new information or future events or developments.

Non-GAAP Financial Measures

In this press release, we sometimes use information derived from consolidated financial data based on preliminary allocation assumptions related to the spin-offs, but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team, especially in connection with the spin-offs, and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. See the table under “Reconciliation of Non-GAAP Amounts – Reported Operating Profit to Adjusted EBITDA” within this release for important information regarding these measures.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Adjusted EBITDA

Year ended January 1, 2022
(millions)	Global Snacking Co.*	North America Cereal Co.*	Plant Co.*	Kellogg Consolidated
Reported operating profit	$1,559	$155	$38	$1,752
Depreciation and amortization	(369)	(86)	(12)	(467)
Mark-to-market	(14)	(3)	—	(17)
Business and portfolio realignment	(30)	(6)	—	(36)
Adjusted EBITDA	$1,971	$250	$50	$2,272

*Reported operating profit, reconciling items and Adjusted EBITDA figures are based on the Company’s 2021 unaudited results derived from internal management reporting, adjusted for splits by brands and markets, as well as preliminary cost and expense allocations, including corporate expenses; these figures will be refined prior to the transactions.

For more information on Mark-to-market and Business and portfolio realignment in the table above, please refer to the Significant Items Impacting Comparability section of the Q4 2021 earnings press release.